UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2009
PRIME GROUP REALTY TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-13589	36-4173047

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash Avenue Suite 2800 Chicago, IL	60611

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 917-1300.
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 on Form 8-K is being filed to provide unaudited pro forma financial condensed consolidated financial statements reflecting the financial position and results of operations of the Company after giving effect to the transaction described in Item 1.01 of this filing, which financial statements were not included in the Company’s Form 8-K filed on September 24, 2009.
Item 1.01 Entry into a Material Definitive Agreement.
Prime Group Realty Trust (the “Company”) issued a Press Release on September 24, 2009 disclosing that PGRT ESH, Inc. (“PGRT ESH”), a wholly-owned subsidiary of the Company, sold its membership interests in BHAC Capital IV, L.L.C. (“BHAC”), an entity which owns 100% of Extended Stay Hotels, Inc. (“ESH”), to LSG-ESH LLC (“LSG-ESH”), an affiliate of the Company’s Chairman of the Board and parent company. In connection with the transfer, PGRT ESH was released from its obligations under a loan from Citicorp USA, Inc. (the “Citicorp Loan”) which encumbers the BHAC membership interests. The principal amount of the Citicorp Loan as of the effective date was $80.0 million. The Citicorp Loan was non-recourse to PGRT ESH, the Company and its subsidiaries, but as a result of the transaction, the Citicorp Loan will no longer be a liability on the Company’s financial statements.
ESH and its affiliates own mid-price extended-stay properties in the United States and Canada. The transfer of the BHAC membership interest was approved unanimously by the Company’s independent Trustees. As previously disclosed, on Monday, June 15, 2009, ESH filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court in the Southern District of New York. BHAC did not file for bankruptcy protection.
The consideration for the sale of the BHAC membership interests to LSG-ESH was LSG-ESH’s assumption of all of PGRT ESH’s rights and obligations under the Citicorp Loan. In connection with the transfer, the terms of the Citicorp Loan were amended and restated and the maturity date of the loan was extended. The transaction was effective as of July 16, 2009 and the documents were finalized on September 18, 2009.
Item 1.02 Termination of a Material Definitive Agreement
In connection with the sale of the BHAC membership interests and the assumption by LSG-ESH of all of PGRT ESH’s rights and obligations under the Citicorp Loan, PGRT ESH was released by Citicorp USA, Inc. from all liability for the obligations under the Citicorp Loan and PGRT ESH is no longer indebted to Citicorp under the terms of the Citicorp Loan.
Item 2.01 Completion of Acquisition or Disposition of Assets
See Items 1.01 and 1.02 above.
Item 8.01 Other Events.
As previously disclosed, one of the Company’s subsidiaries was the defendant in a lawsuit in the Circuit Court of Cook County Illinois brought by Prime/Mansur Investment Partners, LLC (“Prime/Mansur”), an affiliate of Michael Reschke and E. Barry Mansur, alleging that our termination of a purchase and sale agreement that provided for Prime/Mansur’s acquisition of our membership interest in Plumcor Thistle, LLC was not justified. Prime/Mansur requested the Court grant it either specific performance or damages in the amount of $5.0 million. On Monday September 21, 2009, the Judge in the case granted our motion for summary judgment and ruled that Prime/Mansur’s case had no merit. Prime/Mansur may or may not appeal the decision and if it does, we intend to vigorously defend the Judge’s decision.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.
The Company issued a press release on September 24, 2009 disclosing the foregoing matters set forth in this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of businesses acquired.
None.
(b) Pro forma financial information.
(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2009

(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2009

(iii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2008

(iv)	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(v)	Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Prime Group Realty Trust dated September 24, 2009.
99.2	Prime Group Realty Trust Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST
	By:	/s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: September 29, 2009		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Prime Group Realty Trust dated September 24, 2009.
99.2	Prime Group Realty Trust Unaudited Pro Forma Condensed Consolidated Financial Statements